Exhibit 10.22

FOREIGN BOARD MEMBER RSU

REWALK ROBOTICS LTD.

2014 INCENTIVE COMPENSATION PLAN

Notice of Non-Statutory Restricted Stock Unit Grant

Participant:	[Name]

Company:	ReWalk Robotics Ltd.

Notice:	You have been granted the following Restricted Stock Units (the “RSUs” or “Restricted Stock Units”) in accordance with the terms of the Plan, this Notice of Restricted Stock Unit Grant and the Restricted Stock Unit Award Agreement attached hereto as Schedule A (this Notice of Restricted Stock Unit Grant, together with the Restricted Stock Unit Award Agreement, this “Agreement”), contingent upon your payment of NIS 0.01 for each Restricted Stock Unit (Par Value) within 30 days of such Restricted Stock Unit vesting, and satisfaction of Sections 6 and 7 of the Restricted Stock Unit Agreement.

Type of Award:	Non-Statutory Restricted Stock Units

Plan:	ReWalk Robotics Ltd. 2014 Incentive Compensation Plan

Grant:	Date of Grant:
Total Number of Shares Underlying Restricted Stock Units:

Exercise Price:	NIS 0.01 for each Restricted Stock Unit (Par Value)

Period of Restriction:	Subject to the terms and conditions of the Plan and those of this Agreement, the Period of Restriction applicable to the Total Number of Shares Underlying Restricted Stock Units shall commence on the Date of Grant and shall lapse on the dates listed below as to the percentages of the Total Number of Shares Underlying Restricted Stock Units set forth opposite each such date.

Date	Percentage

Acknowledgement and Agreement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

REWALK ROBOTICS LTD.		PARTICIPANT

By:
	Name: Ori Gon	Name:
Title: Chief Financial Officer

Date:		Date:

Attached:

Schedule A – Non-Statutory Stock Restricted Stock Unit Award Agreement

Non-Statutory Restricted Stock Unit Award Agreement -- Schedule A

REWALK ROBOTICS LTD. 2014 INCENTIVE COMPENSATION PLAN

Non-Statutory Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement, dated as of the Date of Grant set forth in the Notice of Restricted Stock Unit Grant (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement is attached as Schedule A, is made between ReWalk Robotics Ltd. and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1. Definitions. Capitalized terms used but not defined herein have the meanings set forth in the Plan.

2. Grant of the Restricted Stock Units. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Restricted Stock Units set forth in the Grant Notice.

3. Period of Restriction. The Period of Restriction with respect to the Restricted Stock Units shall commence and lapse as set forth in the Grant Notice. All Restricted Stock Units as to which the Period of Restriction has not lapsed prior to the date of the Participant’s Termination shall be immediately forfeited upon such date.

4. Settlement of Restricted Stock Units. Subject to the provisions of Sections 6 and 7 below, as soon as reasonably practicable following the lapse of the applicable portion of the Period of Restriction, but in no event later than 15 days following the date of such lapse, the Company shall cause to be delivered to the Participant, in full settlement and satisfaction of the Restricted Stock Units as to which such portion of the Period of Restriction has so lapsed the full number of Shares underlying such Restricted Stock Units.

5. Change of Control. Notwithstanding any other provision of this Agreement, the Restricted Stock Units shall be subject to the Change of Control provisions set forth in Article XIV of the Plan.

6. Taxes. The Restricted Stock Units which are being granted to the Participant are non-statutory Restricted Stock Units that are subject to the applicable tax laws in the Participant’s tax jurisdiction, and are not intended to qualify for any special tax benefits. The Participant acknowledges that the liability for any and all tax, social security or other mandatory payments with respect to the Restricted Stock Units is and remains the Participant’s sole responsibility, and that the Company is not responsible for any such tax or other payments or for any withholding of taxes or other payments with respect to the Restricted Stock Units.

7. Withholding Taxes. Subject to Section 6 above, the Participant hereby acknowledges that, to the greatest extent permitted under the Plan and only if required of the Company by applicable law, applicable withholding amounts will be satisfied through the sale of a number of the Shares. Specifically, Participant hereby agrees to a “same day sale” commitment with a broker-dealer or other agent designated by the Company (an “Agent”) whereby Participant irrevocably agrees to sell a portion of the Shares to be delivered in connection with his/her RSUs to satisfy the withholding taxes and whereby the Agent will forward the proceeds necessary to satisfy the withholding taxes directly to the Company and/or its Affiliates or the applicable tax authorities. If, for any reason, such “same day sale” commitment does not result in sufficient proceeds to satisfy the withholding taxes, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the withholding taxes relating to the RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to the Participant by the Company or an Affiliate; (ii) causing the Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (iii) withholding Shares from the shares issued or otherwise issuable to the Participant in connection with Participant’s RSUs with a Fair Market Value equal to the amount of such withholding taxes; provided, however, that the number of such shares so withheld will not exceed the amount necessary, in the Company’s discretion, to satisfy the Company’s required tax withholding obligations. Without derogating from the generality of the foregoing, the Participant hereby acknowledges and agrees to the following: (i) the Agent is authorized to sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after each date on which RSUs vest, the number (rounded up to the next whole number) of the Shares to be delivered in connection with the vesting of those RSUs sufficient to generate proceeds to cover (1) the withholding taxes that Participant is required to pay pursuant to the Plan and this Agreement as a result of the RSUs vesting (or being issued, as applicable) as shall be determined by the Company and (2) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; (ii) the Company and the Agent may cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section; (iii) the Agent may effect sales as provided in this Section in one or more sales; (iv) it may not be possible to sell Shares as provided by in this Section due to a legal or contractual restriction, a market disruption, or rules governing order execution priority on the applicable exchange where the Shares may be traded and, in the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in this Section; (v) regardless of any other term or condition of this Section, the Company and/or its Affiliates will not be liable to Participant for (a) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (b) any losses, including loss of profits, that results from the sale of the Shares, including delays in execution of sales or the prices of such trades; and (vi) the Agent is an intended third party beneficiary of this Section.

8. Indemnity. The Participant hereby agrees to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax and other applicable compulsory payments (to the extent such tax or compulsory payment is levied on the Company under applicable law) or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payments from any payment made to the Participant.

PARTICIPANT IS ADVISED TO CONSULT WITH HIS/HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING AND EXERCISING HIS/HER RESTRICTED STOCK UNITS OR OF DISPOSING OF HIS/HER SHARES.

9. No Rights as a Shareholder Prior to Issuance of Shares. Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

10. Nontransferability. The Restricted Stock Units shall not be transferable otherwise than by will or the laws of descent and distribution.

11. No Right to Continued Service. Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service, in each case, at any time for any reason, subject to any legal and contractual conditions. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as a service provider of the Company or an Affiliate and satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being granted the Restricted Stock Units hereunder.

10. The Plan. By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 13 hereof.

11. Compliance with Laws and Regulations.

(a) The Restricted Stock Units and the obligation of the Company to deliver any Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that any Shares issued hereunder shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell such Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c) If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

12. Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company or any Affiliate, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

13. Notices. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to ReWalk Robotics Ltd., 3 Hatnufa Street, P.O. Box 161, Yokneam Ilit 2069203 Israel, Attention: Chief Financial Officer, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

14. Other Plans. The Participant acknowledges that any income derived from the receipt, vesting or settlement of the Restricted Stock Units, or otherwise related to the Restricted Stock Units, shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

15. Section 409A. This Agreement and the Restricted Stock Units are intended to be exempt from Section 409A of the Code and shall be administered and construed in accordance with such intent.

REWALK ROBOTICS LTD.		PARTICIPANT

By:
	Name: Ori Gon	Name:
Title: Chief Financial Officer

Date:		Date: